Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of RPM International Inc. of our reports dated August 14, 2014, with respect to the consolidated financial statements of RPM International Inc., and the effectiveness of internal control over financial reporting of RPM International Inc., included in the 2014 Annual Report to Stockholders of RPM International Inc.

Our audits also included the financial statement schedule of RPM International Inc. listed in Item 15(a). This schedule is the responsibility of RPM International Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is August 14, 2014, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-35967 and 333-60104, 1996 Stock Option Plan; 333-101512, Deferred Compensation Plan; 333-101501, 401(k) Trust and Plan and Union 401(k) Retirement Savings Trust and Plan; 333-117581, 2003 Restricted Stock Plan for Directors; 333-120067 and 333-168437, Amended and Restated 2004 Omnibus Equity and Incentive Plan; and 333-139906, 2007 Restricted Stock Plan); and

(2)	Registration Statement (Form S-3 No. 333-195132) of RPM International Inc.

of our reports dated August 14, 2014, with respect to the consolidated financial statements of RPM International Inc., and the effectiveness of internal control over financial reporting of RPM International Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of RPM International Inc. included in this Annual Report (Form 10-K) of RPM International Inc. for the year ended May 31, 2014.

/s/ Ernst & Young LLP

Cleveland, Ohio

August 14, 2014